IVY FUNDS, INC.

EX-99.B-77Q1

SUB-ITEM 77Q1(a): Amendments to Registrant's Charter

Articles Supplementary to the Articles of Incorporation, effective May 14, 2008, was filed with the Securities and Exchange Commission by EDGAR on May 30, 2008 in Post-Effective Amendment No. 37 to the Registration Statement on Form N1-A, and is incorporated by reference herein.